Exhibit 99.1

   Metromedia International Group Inc. Announces Certain Agreements Concerning
      Sale of Operating Assets and Distribution of Resulting Sale Proceeds


     CHARLOTTE, N.C.--(BUSINESS WIRE)--Oct. 2, 2006--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: (PINK SHEETS: MTRM) - Common Stock and (PINK SHEETS: MTRMP) - Preferred Stock), the owner of interests in communications businesses in the country of Georgia, today announced that it received an offer to acquire all of the Company's business interests in Georgia for a cash price of $480 million from an investment group comprised of Istithmar, a leading alternative investment house based in Dubai, United Arab Emirates ("Istithmar"), Salford Georgia, the Georgian office of Salford Capital Partners Inc. a private equity and investment management company which manages investments in the CIS and Central & Eastern Europe ("Salford"), and Emergent Telecom Ventures , a communications merchant bank focused on pursuing telecommunications opportunities in the Emerging Markets ("Emergent" and together with Istithmar and Salford, the "Offering Group"). In response to the offer, the Company entered into an agreement with the Offering Group providing for exclusivity in negotiations with the Company during a sixty-day due diligence period and setting forth intended terms of a binding sale and purchase agreement to be executed within such exclusivity period and upon conclusion of the Offering Group's due diligence. The Company will be obligated to reimburse certain due diligence expenses of the Offering Group, if the Company subsequently elects not to proceed with the proposed sale.

     If a binding sale and purchase agreement were to be executed with the Offering Group, the Company intends to undertake the sale through a court supervised auction conducted in accordance with section 363 of 11 U.S.C. ss.ss. 101 et seq (the "Code") in a case to be filed in the United States Court for the District of Delaware (the "Wind-Up"). Given the purchase price proposed by the Offering Group, the terms of certain agreements concluded with preferred stockholders as described later herein, and present management estimates of certain costs and liability settlements, holders of the Company's common stock would likely receive approximately $1.60 per share and holders of preferred stock approximately $71.00 per share in the Wind-Up.

     The Company and the Offering Group presently expect that a binding sale and purchase agreement could be executed in early December 2006. At the time of its filing, the Company also intends to immediately file a chapter 11 plan. Upon the approval of the plan, all of the preferred and common equity interests in the Company will be converted into the right to receive the cash remaining after payment of all allowed claims and the costs and expenses associated with the sale and the Wind-Up (as further described herein, the "Net Distributable Cash"). In this connection, the Company announced that it has entered into a lock-up, support and voting agreement with representatives of holders of approximately 80% of its 4.1 million outstanding shares of preferred stock (the "Preferred Representatives") committing the Preferred Representatives to support a plan in the Wind-Up providing essentially to distribute to preferred stockholders $68 for each preferred share from Net Distributable Cash up to $420 million and to distribute pro rata to each preferred share one-half of Net Distributable Cash in excess of $420 million. The remaining balance of Net Distributable Cash would be distributed pro rata to each common share.

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     The full text of the agreements concluded with the Offering Group and the
Preferred Representatives is being published coincident with this press release on the Company's website and via Form 8-K provided to the United States Securities and Exchange Commission. In a parallel press release, the Company is also announcing preliminary unaudited financial results of its principal Georgian business, Magticom, for fiscal years 2004 and 2005, along with certain forward-looking estimates previously provided to the Offering Group and the Preferred Representatives under non-disclosure agreements.

     The Offer Agreement

     The Offering Group proposes to acquire the Company's sole ownership interest in Metromedia International Telecommunications, Inc. ("MITI"), which indirectly owns 50.1% of the Georgian mobile telephony operator Magticom, 21% of Telecom Georgia, a provider of international long distance calling services in Georgia, and 26% of Telenet, a Georgian provider of high-speed data communication and internet access services. The Offering Group proposes to acquire all of the outstanding capital stock of MITI for $480 million cash payment due at closing. The Company has committed to exclusively negotiating binding terms for acquisition of these assets with the Offering Group for a sixty-day period, during which the Offering Group will complete its remaining due diligence work. The parties have agreed on basic terms of a binding share purchase agreement, which they presently expect to execute following the completion of the Offering Group's due diligence procedures. The parties further agreed that Magticom could distribute to its shareholders up to $30 million in dividends prior to the sale without effect on the proposed purchase price for MITI, of which MIG anticipates the receipt of approximately $13.5 million for its 50.1% economic interest in Magticom (after the effect of Georgian withholding taxes). The Offering Group has commenced discussions with Mark Hauf, the Company's Chairman and Chief Executive Officer, to explore with him the possibility of continuation of his services with the Offering Group or one of its members or their respective affiliates.

     Concerning the Offering Group's proposal, Mark Hauf, the Company's Chairman and CEO commented: "Although it has not been the Company's active intention to divest its remaining operating units, we have remained open to considering compelling purchase proposals. The current offer, in the opinion of the Board, represents such a proposal. It affords an opportunity to monetize for our stockholders the value developed in the Company through the preceding three years of restructuring. Seizing this opportunity to liquidate on attractive terms also acknowledges the extreme difficulties and significant costs the Company has faced and will continue to face in its efforts to meet reporting obligations as a U.S. publicly traded registrant with all of its operations conducted in foreign emerging markets. It also acknowledges the practical limits the Company faces in raising additional funds to fuel material expansion of our foreign operations without very substantially diluting the interests of our present stockholders. In all, it is the judgment of the Board that acting on the present offer represents the best opportunity readily available to maximize value for our stockholders."

     The Preferred Agreement

     The Preferred Representatives have agreed to support a chapter 11 plan in the Wind-Up pursuant to which holders of the Company's preferred stock would receive $68 per share from Net Distributable Cash of $420 million or less, and one-half of any Net Distributable Cash in excess of $420 million, allocated equally among the preferred shares. The balance of Net Distributable Cash would be allocated equally among the outstanding common shares. Since the Preferred Representatives represent holders of more than two-thirds of the presently outstanding preferred stock, if such a plan is approved by the Court, the plan would be binding on all preferred stockholders. Net Distributable Cash will consist of the cash proceeds of the intended MITI sale plus the Company's portion of dividends received from Magticom prior to the sale and all headquarters cash on hand at sale closing less: (i) any taxes arising out of the sale of assets; (ii) payments of all allowed claims in the Wind-Up case; (iii) necessary reserves for the final liquidation of the Company and its subsidiaries; (iv) professional fees connected with the MITI sale and pursuit of the Wind-Up; and (v) Board-approved bonuses or similar payments to Company directors, management and employees which in an aggregate amount are presently

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estimated to equal approximately 5% of the MITI sale proceeds. The Company presently estimates that Net Distributable Cash following consummation of a $480 million MITI sale in first quarter of 2007 and essential conclusion of the Wind-Up by the end of first half 2007 will range from $440-450 million. Pursuant to the plan of distribution agreed with the Preferred Representatives, this would result in distribution of $70.42 to $71.62 for each preferred share and $1.58 to $1.63 for each common share. By the end of first half 2007, the combined face value plus accumulated unpaid dividends that would otherwise be due to the preferred stockholders would be in aggregate approximately $325 million or $78.50 per preferred share outstanding.

     Concerning the distribution arrangements agreed between the Company and the Preferred Representatives, Mr. Hauf further commented: "There has been longstanding disagreement among holders of the Company's two classes of stock concerning the claim each might have on enterprise value generated through resolution of the Company's earlier financial difficulties. In reaching this agreement with preferred stockholders, we acknowledged the priority nature of their rapidly increasing claim in the event the Company faced liquidation of its remaining assets. Given the practical limitations imposed by the Company's present and historical condition on raising significant additional investment capital, the prospect of the eventual sale of foreign operating assets rather than their continued aggressive development has been ever present. If undertaken without some concession by the preferred stockholders, such sale would result in distributions to our common stockholders of materially less than market trading price. The opportunity presented by the Offering Group's acquisition proposal and the concessions agreed with the Preferred Representatives enable the Company to wrap up its operations while still delivering to our common stockholders an amount exceeding the Company's ninety calendar day average trading price for the common stock."

     Effect on Georgian Operations

     Concerning the Offering Group's proposed purchase of MITI, a spokesperson for the Offering Group stated: "We are very enthusiastic about this opportunity. We are confident about Georgia's investment climate and its potential for further economic growth. Magticom is a great company with an excellent track record of growth, profitability and client service. We plan to actively build on this track record."

     Concerning Possible Transactions

     There can be no assurances that any transaction with the Offering Group or any other party concerning the Company and/or any of its assets will take place nor can any assurance be given with respect to the timing or terms of any such transaction. Also, since the negotiations are ongoing between the parties, it is possible that terms of any binding sale and purchase agreement ultimately executed, may differ in certain material respects from terms described herein. Details of the terms of a final agreement, if any, reached between the Company, on the one hand, and the Offering Group or some third party, on the other hand, will be disclosed upon the execution of the respective definitive agreements.

     THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY, ISTHIMAR, SALFORD, EMERGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR, IF FOR THE ADMINISTRATIVE CONVENIENCE OF THE COURT SYSTEM, THE PROPOSED TRANSACTIONS ARE IMPLEMETED THROUGH A VOLUNTARY PRE-PACKAGED PLAN UNDER THE CODE, A SOLICIATION OF ACCEPTANCES OF THE CHAPTER 11 CASE UNDER THE CODE. ANY SUCH SOLICIATION WILL BE MADE IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE CODE.

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     About Metromedia International Group

     Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the country of Georgia. The Company's core businesses include Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia, Telecom Georgia, a well-positioned Georgian long distance telephony operator, and Telenet, a Georgian company providing internet access, data communications, voice telephony and international access services.

     About the Members of the Offering Group

     Istithmar

     Istithmar is an alternative investment house based in the United Arab Emirates. Established in 2003, Istithmar was created with the key mission of earning exceptional returns for its investors while maintaining due regard for risk. Istithmar's investment portfolio comprises over 30 successful companies with premium assets within financial services, consumer, industrial and real estate sectors, in addition to investing in hedge funds, listed equities and alternative investment projects. The company's equity investment exceeds US$ 1.8 billion across markets ranging from North America to the Far East. For more information on Istithmar, please visit our website: www.istithmar.ae.

     Salford Georgia

     Salford Georgia is the local Georgian office of Salford Capital Partners Inc., a private equity and investment management company specializing in managing investments in CIS and Central & Eastern Europe. Salford Capital Partners Inc. invests in market leading companies in industries with scope for significant growth and consolidation, including telecommunications, food and beverages, real estate and financial services. With offices in Tbilisi, Moscow and Belgrade, Salford Capital Partners Inc. focuses on an active local presence in all of the markets in which it invests.

     Emergent Telecom Ventures

     Emergent Telecom Ventures is a communications merchant bank with access to significant amounts of investment capital and a current investment portfolio comprising seven ventures. Emergent was formed in 2002 and is led by Mr. Mohamed Amersi. Prior thereto, Mohamed Amersi was co-founder of Gramercy Communications Partners, which managed a $1.3 billion telecom venture fund. Other than investing for its own and investors' accounts, Emergent provides advice to management of companies in the telecommunications, media and technology sector and is active in various other value-creating transactions in the sector.

     This news release contains certain forward-looking statements made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties, including in particular those regarding the risk that the Company may not execute a definitive agreement with the Offering Group or third party, or that the Company may execute a definitive agreement which contains materially different or less favorable terms or timing than described herein. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company's current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's fiscal 2004 and 2005 financial statements; risks that the Company's independent auditors might identify adjustments that results in additional delay in the restatement process; and risks that the Company's inability to complete the restatement of its financial statements will impact operations. Various other factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and its most recently filed Form 8-K reports (dated October 19, 2004, November 4, 2004, November 16, 2004, November 22, 2004, December 9, 2004, January 6, 2005, February 9, 2005, February 17, 2005, March 9, 2005, March 23, 2005, April 19, 2005, April 20, 2005, June 7, 2005, June 17,
2005, July 12, 2005, July 18, 2005, July 25, 2005, July 28, 2005, August 3,
2005, August 10, 2005, September 8, 2005, September 19, 2005, January 31, 2006,
March 8, 2006, March 15, 2006, March 17, 2006, May 11, 2006, May 18, 2006, June
26, 2006, July 14, 2006, August 8, 2006, August 15, 2006 , August 22, 2006 and
September 27, 2006). The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events.


     CONTACT: Metromedia International Group, Inc., Charlotte
              Ernie Pyle, 704-321-7380
              or
              investorrelations@mmgroup.com